ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
[signature]	20080256896-16
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/14/2008 6:45 AM
	Entity Number E0246522008-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:

UNIVERSAL INFOTAINMENT SYSTEMS CORPORATION

2. Resident Agent Name and Street Address:
(must be a Nevada address where process may be served)

National Registered Agents, inc. of NV
Name

1000 East William St., Suite 204	Carson City	Nevada	89701
(MANDATORY) Physical Street Address	City		Zip Code
2257 Pontiac Circle	Naperville	IL	60565
(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares:
(number of shares corporation is authorized to issue)

Number of shares with par value: 500,000,000 PREFERRED 500,000,000 Common Par value per share: $ .0001
Number of shares without par value:

4. Names & Addresses of the Board of Directors/Trustees:
(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)

1. David Ducas Jr
Name

2257 Pontiac Circle	Naperville	IL	60565
Street Address	City	State	Zip Code

2. Emanuel G Pavlopoulos
Name

2257 Pontiac Circle	Naperville	IL	60565
Street Address	City	State	Zip Code

3. Emanuel G Pavlopoulos
Name

2257 Pontiac Circle	Naperville	IL	60565
Street Address	City	State	Zip Code

5. Purpose:
(optional - see instructions)

The purpose of this Corporation shall be
AUTOMOTIVE -MARINE -AIR NAV- Technologies

6. Name, Address and Signature of Incorporator:
(attach additional page if more than 1 incorporator)

Emanuel G Pavlopoulos	X [signature]		
Name	Signature		
2257 PONTIAC CIRCLE	NAPERVILLE	IL	60565
Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.
National Registered Agents, Inc. of NV
X by: Lindsey Klemencic [signature] 04/11/08
Authorized Signature of R. A. or On Behalf of R. A. Company Date
Lindsey Klemencic/Assistant Secretary

This form must be accompanied by appropriate fees.